EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-257593, 333-264185, 333-264823, 333-270937, 333-278278, 333-286123 and 333-290106 on Form S-8 of our reports dated March 19, 2026, relating to the financial statements of SentinelOne, Inc. and the effectiveness of SentinelOne, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2026.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 19, 2026